EXHIBIT 99.1

NEWS RELEASE

For Immediate Release                       Company Contact:
March 30, 2006                              Lauren Brey
                                            Director, Corporate Communications
                                            (407) 822-2143


   HUGHES SUPPLY SHAREHOLDERS APPROVE MERGER AGREEMENT WITH THE HOME DEPOT(R)


Hughes Supply, Inc. (NYSE:HUG) Orlando, Florida

           Hughes Supply today announced its shareholders have overwhelmingly approved the merger agreement with The Home Depot (NYSE: HD) for an aggregate consideration of $3.51 billion, including the payment of $46.50 per outstanding share and the assumption of $325 million in net debt. Hughes Supply will become part of Home Depot Supply, a division of The Home Depot.

           The transaction received an approval of 71 percent of the outstanding shares of Hughes Supply common stock, representing 99.4 percent of all votes cast, at a Hughes Supply Special Meeting of shareholders earlier today. The transaction is expected to close as soon as practicable.

           "This agreement is positive for all of our constituents by creating significant shareholder value, increasing the opportunities available to our employees, continuing our commitment to superior service to customers and building on the foundation of strong vendor relationships," said Tom Morgan, president and CEO of Hughes Supply. "We have accomplished a great deal since our company's founding in 1928 due to the dedication and hard work of our people. Together with Home Depot Supply, the company is positioned to achieve even more."

About Hughes Supply, Inc.
-------------------------

           Hughes Supply, Inc., founded in 1928, is one of the nation's largest diversified wholesale distributors of construction, repair and maintenance-related products, with over 500 locations in 40 states. Headquartered in Orlando, Florida, Hughes employs approximately 9,700 associates and generated annual net sales of over $5.4 billion in its last fiscal year ended January 31, 2006. Hughes is a Fortune 500 company and was named the #3 Most Admired Company in America in the Wholesalers: Diversified Industry segment by FORTUNE Magazine. For additional information on Hughes Supply, you may visit www.hughessupply.com.

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Except for historical information, all other information discussed in this news release consists of forward-looking statements under the Private Securities Litigation Reform Act of 1995. When used in this report, the words "believe", "anticipate", "estimate", "expect", "may", "will", "should", "plan", "intend", "project", and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance, and achievements expressed or implied by these statements. These risks and uncertainties include, but are not limited to, the ability of the Company and The Home Depot to satisfy the conditions to closing of the pending merger and timing of the process; the effect on the Company's business of the pending transaction, the strength of the construction market and the general economy, competition, delay in implementing operating systems, reliance on key personnel who may separate from the Company due to general attrition or due to additional uncertainties created by the pending merger, success in integrating and achieving expected profitability from acquired businesses, achieving enhanced profitability goals, fluctuating commodity prices, the Company's fixed cost structure, customer credit policies, unexpected product shortages, product purchasing and supply, overseas movement of manufacturing facilities, and other factors set forth from time to time in filings with the Securities and Exchange Commission. The forward-looking statements included in this news release are made only as of the date of this news release and under section 27A of the Securities Act and section 21E of the Exchange Act. Hughes Supply does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.